Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of December 17, 2025, that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of Class I Common Stock of Vista Credit Strategic Lending Corp., a Maryland corporation, and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

Partners Capital LLP

By:	/s/ Paul Dimitruk
Name:	Paul Dimitruk
Title:	Senior Partner

Mellifera L.P.

By:	/s/ Paul Dimitruk
Name:	Paul Dimitruk
Title:	Director

Mellifera GP Ltd.

By:	/s/ Paul Dimitruk
Name:	Paul Dimitruk
Title:	Director